UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2010
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrant’s telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On June 18, 2010, we held our annual meeting of stockholders to: (i) elect six directors to serve for a term of one year; (ii) approve our 2010 Employee Stock Purchase Plan; and (iii) ratify the selection of our independent auditors for the year ending December 31, 2010.
     With respect to the election of the director nominees, the number of votes cast for and against, and the number of broker non-votes, are set forth in the following table:

	For	Withheld	Broker-Non-Votes
Rocco B. Commisso	291,788,365	9,633,820	4,679,092
Mark E. Stephan	285,884,142	15,538,043	4,679,092
Thomas V. Reifenheiser	300,194,738	1,227,447	4,679,092
Natale S. Ricciardi	300,212,268	1,209,917	4,679,092
Scott W. Seaton	299,587,937	1,834,248	4,679,092
Robert L. Winikoff	287,045,109	14,377,076	4,679,092
Each nominee was elected and will serve for a term of one year and until his successor is elected and qualified.
     With respect to the proposal to approve our 2010 Employee Stock Purchase Plan, the number of votes cast for and against, and the number of abstentions and broker non-votes, are set forth in the following table:

For	Against	Abstain	Broker-Non-Votes
300,068,463	1,182,436	171,286	4,679,092

Our 2010 Employee Stock Purchase Plan was approved by our stockholders.

With respect to the proposal to ratify the selection of PricewaterhouseCoopers L.L.P. as our independent auditors for the year ending December 31, 2010, the number of votes cast for and against, and the number of abstentions and broker non-votes, are set forth in the following table:

For	Against	Abstain	Broker-Non-Votes
306,051,500	49,624	153	0
The selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2010 was ratified by our stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 23, 2010

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer